PIPER
MARBURY
RUDNICK
& WOLFE LLP

Suite 2000                                      Andrew L. McIntosh
101 East Kennedy Boulevard
Tampa, Florida  33602-5148                      andrew.mcintosh@piperrudnick.com
www.piperrudnick.com                            PHONE  (813) 229-2111, Ext. 244
                                                FAX    (813) 371-1164 (Direct)
PHONE (813) 229-2111
FAX   (813) 229-1447                            225743-000005


                                January 14, 2002


VIA UPS NEXT DAY
----------------

First Investors Management Company, Inc.
95 Wall Street
New York, New York  10005-4297

         Re:      FIRST INVESTORS MULTI-STATE INSURED TAX FREE FUND

Dear Gentlemen:

         We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

                                            Yours very truly,

                                            PIPER MARBURY RUDNICK & WOLFE LLP

                                            /s/ Andrew L. McIntosh

                                            Andrew L. McIntosh